SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 3, 2007

ESMARK INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	333-142822	20-8626148
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1134 Market Street, Wheeling, WV	26003
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (304) 234-2400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

Employment Agreements

On December 7, 2007, subsidiaries of Esmark Incorporated (the “Company”) agreed to extend, by an additional 30 days, the term of each employment agreement with James P. Bouchard, Chairman and CEO, Craig T. Bouchard, Vice Chairman and President, David A. Luptak, Executive Vice President, General Counsel and Secretary, V. John Goodwin, CEO of Wheeling-Pittsburgh Steel Corporation (“WPSC”), and Thomas A. Modrowski, President and COO of WPSC, which were to terminate 30 days after the completion of the business combination involving the Company and WPC. Certain provisions of the employment agreements were also amended to include a change of control of the Company with respect to the severance provisions of the agreements.

Purchase of Convertible Notes

On December 3, 2007, the Company purchased the senior subordinated unsecured convertible promissory notes of WPC, dated March 16, 2007, as amended, held by investment entities of James P. Bouchard and Craig T. Bouchard for their outstanding principal amounts. The Company will hold these notes as subsidiary debt.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

ESMARK INCORPORATED

By:	/s/ David A. Luptak
David A. Luptak
Executive Vice President, General Counsel and Secretary

Dated: December 7, 2007